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                                                                EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statements of BBN Corporation on Form S-8 (File Nos. 333-03819, 33-61489, 33-52656,
33-44894, 33-32023, 33-31385, 33-20216, 33-13857, 2-88754, and 2-88724) of our
reports dated August 8, 1996, except as to the information presented in the first and second paragraphs of the Subsequent Events note for which the dates are August 14, 1996 and September 9, 1996, respectively, on our audits of the consolidated financial statements and financial statement schedule of BBN Corporation as of June 30, 1996, 1995, and 1994, which reports are included in this Annual Report on Form 10-K.



                                                  COOPERS & LYBRAND L.L.P.


Boston, Massachusetts
September 27, 1996